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                                                                  EXHIBIT (a)(5)

THIS SUBSIDIARY GUARANTY IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT (AS FROM TIME TO TIME AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED), DATED AS OF THE DATE HEREOF, BY AND AMONG FIRST UNION NATIONAL BANK, AS AGENT FOR THE SENIOR LENDERS, AND THE OTHER PARTIES NAMED THEREIN.


                               SUBSIDIARY GUARANTY

         THIS SUBSIDIARY GUARANTY (the "GUARANTY") is made as of the 1st day of November, 1999, by the undersigned (collectively, the "GUARANTORS") in favor of ALLIED CAPITAL CORPORATION ("ALLIED"), a Maryland corporation having an address at 1919 Pennsylvania Avenue, N.W., Washington, D.C. 20006-3434.

                                    RECITALS

         A. Allied has agreed to make an investment (the "INVESTMENT") in Physicians' Specialty Corp., a Delaware corporation (the "COMPANY") in the original principal amount of SIXTEEN MILLION and 00/100 Dollars ($16,000,000.00), pursuant to the terms of a certain Investment Agreement of even date herewith by and among the Company, the Guarantors, and Allied (the "INVESTMENT AGREEMENT"). Allied has agreed to make FIFTEEN MILLION and 00/100 Dollars ($15,000,000.00) of the Investment in exchange for a certain Senior Subordinated Debenture (the "DEBENTURE") of even date herewith in the same amount.

         B. Allied requires, as a condition of making the Investment, that the Guarantors enter into this Guaranty to guarantee the obligations of the Company under the Debenture and Investment Agreement.

         C. The Guarantors desire to induce Allied to make the Investment, and the Guarantors acknowledge that they will receive substantial direct and indirect benefits by reason of the making of the Investment by Allied.

         NOW, THEREFORE, in consideration of the foregoing Recitals, the making of the Investment by Allied in the Company, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby jointly and severally agree with Allied and the permitted successors and assigns thereof (collectively, the "HOLDER") as follows:

         1. Guaranty. The Guarantors hereby jointly and severally undertake and guarantee all obligations and liabilities of the Company to the Holder arising pursuant to the Debenture and the Investment Agreement, whether now due or hereafter falling due, including at maturity or upon acceleration (including, without limitation, the payment of principal, interest and late charges under the Debenture), together with all costs of collection, compromise or enforcement, including without limitation, reasonable attorneys' fees and disbursements incurred with respect to any such obligations or liabilities or with respect to this or any other guaranty of any of them,


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or with respect to a proceeding under the federal bankruptcy laws or any moratorium, insolvency, receivership arrangement or reorganization law, or an assignment for the benefit of creditors concerning the Company or the Guarantors, together with interest on all such costs of collection, compromise or enforcement from the date arising (all of the foregoing, collectively, the "GUARANTEED OBLIGATIONS"). Each Guarantor agrees that this Guaranty is a present and continuing guaranty of payment and not of collectability.

         2. Covenants. The Guarantors hereby jointly and severally covenant and agree with the Holder as follows:

                  (a) This Guaranty shall not be impaired by any modification, supplement, extension or amendment of the Debenture, Investment Agreement, or any of the other Investment Documents, nor by any modification, release or other alteration of any of the Guaranteed Obligations, nor by any agreements or arrangements whatsoever made by the Holder with the Company, or anyone else.

                  (b) The Guarantors shall have no right of subrogation, reimbursement or indemnity whatsoever from the Company, unless and until all of the Guaranteed Obligations have been fully paid and performed.

                  (c) If any payment or transfer to any Holder that has been credited against any of the Guaranteed Obligations under the Debenture or Investment Agreement, is voided or rescinded or required to be returned by such Holder, this Guaranty shall continue in effect and shall be reinstated with respect to all such voided, rescinded or returned payments, transfers or recoveries as though such payment, transfer or recovery had not been made.

                  (d) Any Holder's books and records showing the account between such Holder and the Company shall be admissible in any action or proceeding, shall, absent demonstrable error, be binding upon each of the Guarantors for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof; provided, however, that the Holder will furnish, from time to time, copies of such books and records to the Guarantors upon the Guarantors' written request.

                  (e) This Guaranty shall be construed as a continuing obligation of each of the Guarantors without regard to the regularity, validity or enforceability of any of the Guaranteed Obligations, and without regard to whether any of the Guaranteed Obligations are limited, modified, voided, released or discharged in any proceeding under the federal bankruptcy laws or in any moratorium, insolvency, receivership, arrangement or reorganization proceeding.

                  (f) This Guaranty shall be irrevocable and shall not be discharged and the Guarantors shall not be released from liability until all Guaranteed Obligations have been satisfied in full, and if all or any portion of the Guaranteed Obligations are satisfied and any Holder is required for any reason to pay to any Person all or any part of the sums used to satisfy


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the Guaranteed Obligations, the Guaranteed Obligations shall remain in effect and enforceable to the extent thereof.

                  (g) This Guaranty shall remain in full force and effect notwithstanding any failure, omission or delay on the part of the Company, any Guarantor or any Holder to conform or comply with any term of any of the Investment Documents or any failure of any Holder to give notice of any Default or Event of Default.

                  (h) This Guaranty shall remain in full force and effect notwithstanding any action or inaction by any Holder under or in respect of any of the Investment Documents, any failure, lack of diligence, omission or delay on the part of any Holder to enforce, assert or exercise any right, power or remedy conferred on it any of the Investment Documents, or any other action or inaction on the part of any Holder.

                  (i) Any and all present and future debts and obligations of the Company to any of the Guarantors are subordinated to the full payment and performance of the Guaranteed Obligations.

         3. Representations and Warranties. Each Guarantor represents and warrants that it has read the representations and warranties of the Company in the Investment Agreement and each such representation and warranty that pertains to such Guarantor is true and correct.

         4. Waivers. The Guarantors hereby jointly and severally expressly waive: (a) notice of acceptance of this Guaranty by the Holder; (b) presentment, demand, notice of dishonor, protest, and any and all notices and demands of every kind that may be required to be given by any statute or rule or law, except as required by the express terms of the Debenture, Investment Agreement or other Investment Documents; (c) any defense arising by reason of any disability or other defense of the Company; (d) except as provided herein, any right to participate in any security now or later held by any Holder; (e) any right to enforce any remedies any Holder now has, or later may have, against the Company; and (f) diligence in collection or protection of, or realization upon, any of the Guaranteed Obligations or any other obligation hereunder, or any security for or guaranty of any of the foregoing, and any and all formalities that otherwise might be legally required to charge any of the Guarantors with liability to the extent provided hereunder.

         5. Successive Actions. Each Guarantor agrees that one or more successive actions may be brought against any Guarantor, as often as the Holder deems advisable, until all of the Guaranteed Obligations are paid and performed in full.

         6. No Waiver of Rights. No delay or failure on the part of the Holder to exercise any right, power or privilege under this Guaranty or any of the other Investment Documents shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto.


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         7.       No Modification Without Writing. This Guaranty may not be
modified, amended, revised, revoked, terminated, changed or varied in any way whatsoever, except by the express terms of a writing signed by the party or parties sought to be bound thereby.

         8. Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be held invalid or ineffective, such ineffectiveness or invalidity shall not affect any other provisions of this Guaranty, and this Guaranty shall be construed as if such ineffective or invalid provision had never been contained therein.

         9. Capitalized Terms. Any capitalized term that is not defined in this Guaranty has the meaning given to it in the Investment Agreement.

         10. Successors and Assigns. This Guaranty shall inure to the benefit of the Holder, and shall bind each of the Guarantors and their respective heirs, legal representatives, successors and assigns.

         11. Costs and Expenses. Each Guarantor agrees to pay on demand all costs and expenses incurred by or on behalf of the Holder (including, without limitation attorneys' fees and expenses) in enforcing the obligations of such Guarantor under this Guaranty.

         12. Joinder. Each Guarantor agrees that any action to enforce this Guaranty may be brought against Guarantor without any reimbursement or joinder of Company or any other guarantor of the Guaranteed Obligations in such action.

         13. Notice. Notice shall be given under this Guaranty in accordance with Section 8.1 of the Investment Agreement. The address of the Company shall be deemed the address of each of the Guarantors for purposes of delivering notice under this Guaranty and under any of the Investment Documents.

         14. GOVERNING LAW. THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF MARYLAND. THIS GUARANTY SHALL BE GOVERNED AND CONTROLLED AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE LAWS, STATUTES AND DECISIONS OF THE STATE OF MARYLAND (EXCLUDING CONFLICTS OF LAWS PROVISIONS). THE UNDERSIGNED, IN ORDER TO INDUCE THE HOLDER TO ACCEPT THIS GUARANTY, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH HEREBY IS ACKNOWLEDGED, AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH OR RELATED TO THIS GUARANTY SHALL BE LITIGATED, AT HOLDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE STATE OF MARYLAND. THE GUARANTORS HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN MARYLAND. THE UNDERSIGNED HEREBY AGREE THAT SERVICE OF PROCESS HEREUNDER MAY BE ACCOMPLISHED AND SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS UPON THE UNDERSIGNED IF NOTICE IS MAILED BY CERTIFIED MAIL TO THE UNDERSIGNED AT THE ADDRESS SET


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FORTH BELOW AFTER THE SIGNATURE OF THE UNDERSIGNED. THE UNDERSIGNED HEREBY WAIVE
ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION
BROUGHT AGAINST THEM BY THE HOLDER ON THIS GUARANTY IN ACCORDANCE WITH THIS PARAGRAPH. THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY
WAIVE THE RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED
HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER TO ENTER INTO THE CONTEMPLATED TRANSACTIONS. THE HOLDER HEREBY WAIVES THE RIGHT TO JURY TRIAL TO THE SAME
EXTENT AS SUCH RIGHT IS WAIVED BY THE UNDERSIGNED.

         15. Waiver of Rights Against Company. Notwithstanding anything to the contrary that may be contained herein, each Guarantor hereby unconditionally and irrevocably agrees that such Guarantor (i) will not assert against the Company any right or claim, at law or in equity, to indemnification, reimbursement, contribution, restitution or payment for or with respect to any and all amounts such Guarantor may pay or be obligated to pay to any Holder, including, without limitation, the Guaranteed Obligations, and any and all other obligations that such Guarantor may perform, satisfy or discharge, under or with respect to this Guaranty, (ii) waives and releases all such rights and claims, at law or in equity, to indemnification, reimbursement, contribution, restitution or payment that such Guarantor may have now or at any time against Company and (iii) will not assign or otherwise transfer any such right or claims to any other person. Each Guarantor further unconditionally and irrevocably agrees that such Guarantor shall have no right of subrogation, and waives any right to enforce any remedy that any Holder now has or hereafter may have against the Company and waives any defense based upon an election of remedies by any Holder which destroys or otherwise impairs any subrogation rights of such Guarantor and/or the right of such Guarantor to proceed against the Company for reimbursement.

         16. Subordination. The indebtedness guaranteed by this Subsidiary Guaranty is subordinate to the Permitted Senior Debt of the Company in accordance with the terms of the Subordination Agreement and as specified in the Investment Agreement.

         17. Incorporation of Recitals. The Recitals are incorporated herein by reference.


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         IN WITNESS WHEREOF, this Guaranty has been executed and delivered under seal by the undersigned as of the date first above written.

ATTEST:                                 ALABAMA ENT CENTER, INC.



/s/ Gerald R. Benjamin                  By:  /s/ Richard D. Ballard      (SEAL)
---------------------------------           ------------------------------
                                            Name:  Richard D. Ballard
                                            Title: President


                                        ATLANTA ENT CENTER FOR
                                        PHYSICIANS, INC.


/s/ Gerald R. Benjamin                  By: /s/ Ramie A. Tritt            (SEAL)
---------------------------------           ------------------------------
                                            Name:  Ramie A. Tritt
                                            Title:


                                        ENT CENTER OF ATLANTA, INC.



/s/ Gerald R. Benjamin                  By: /s/ Ramie A. Tritt            (SEAL)
---------------------------------           ------------------------------
                                            Name:  Ramie A. Tritt
                                            Title: President


                                        PSC ACQUISITION CORP.



/s/ Gerald R. Benjamin                  By: /s/ Ramie A. Tritt            (SEAL)
---------------------------------           ------------------------------
                                            Name:  Ramie A. Tritt
                                            Title: President


                                        PSC GEORGIA CORP.



/s/ Gerald R. Benjamin                  By: /s/ Richard D. Ballard        (SEAL)
---------------------------------           ------------------------------
                                            Name:  Richard D. Ballard
                                            Title: President


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                                        PSC MANAGEMENT CORP.



/s/ Gerald R. Benjamin                 By:  /s/ Ramie A. Tritt           (SEAL)
---------------------------------           ------------------------------
                                            Name:  Ramie A. Tritt
                                            Title: President


                                        PSC SLEEP CENTERS, INC.



/s/ Gerald R. Benjamin                  By:  /s/ Richard D. Ballard      (SEAL)
---------------------------------           ------------------------------
                                            Name:  Richard D. Ballard
                                            Title: President


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